                                                                    EXHIBIT 12.1


                       FIDELITY NATIONAL FINANCIAL, INC.

               Calculation of Ratios of Earnings to Fixed Charges

                                                                                                     Nine months ended
                                                                Year ended December 31,                September 30,
                                                   -----------------------------------------------   ------------------
                                                     1993      1994      1995     1996      1997      1997       1998
                                                   -------   -------   -------   -------   -------   -------   --------
                                                                         (Dollars in thousands)
Earnings:
  Pretax income from continuing operations         $68,771   $17,965   $11,482   $48,226   $85,603   $53,917   $132,460
  Fixed charges                                      2,727     9,078    10,137    11,590    12,269     9,190      9,414
                                                   -------   -------   -------   -------   -------   -------   --------
                                                   $71,498   $27,043   $21,619   $59,816   $97,872   $63,107   $141,874
                                                   =======   =======   =======   =======   =======   =======   ========
Fixed charges:
  Interest expense                                 $ 2,727   $ 4,377   $ 5,221   $ 6,295   $ 6,330   $ 4,448   $  6,077
  Amortization of original issue discount
    and debt issuance costs                             --     4,701     4,916     5,295     5,939     4,742      3,337
                                                   -------   -------   -------   -------   -------   -------   --------
                                                   $ 2,727   $ 9,078   $10,137   $11,590   $12,269   $ 9,190   $  9,414
                                                   =======   =======   =======   =======   =======   =======   ========

Ratio of Earnings to Fixed charges                    26.2       3.0       2.1       5.2       8.0       6.9       15.1